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                                                                    EXHIBIT 24.2


                                 MEDICODE, INC.

                        SUPPLEMENTAL POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Eugene Santa Cattarina and Kevin W. Pearson and each of them, his attorneys-in-fact, each with the power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to the S-1 Registration Statement of Medicode, Inc. filed September 24, 1997 (the "Registration Statement"), and to sign any registration statement for the same offering covered by the Registration Statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, and all post-effective amendments thereto, and to file the same, with all exhibits thereto in all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         SIGNATURE                          TITLE                               DATE
----------------------------  ----------------------------------           ---------------
----------------------------      President, Chief Executive Officer          ______ __, 1997
    Eugene Santa Cattarina        and Director (Principal Executive
                                           Officer)

----------------------------       Chief Financial Officer                    ______ __, 1997
      Kevin W. Pearson               (Principal Financial
                                   and Accounting Officer)

----------------------------               Director                           ______ __, 1997
       John Moragne

----------------------------               Director                           ______ __, 1997
    Melville H. Hodge

----------------------------               Director                           ______ __, 1997
   Thomas F. Stephenson

----------------------------               Director                           ______ __, 1997
    L. John Wilkerson

----------------------------               Director                           ______ __, 1997
       Carl Witonsky